Exhibit 10.25

THIRD AMENDMENT TO AMENDED AND RESTATED WAREHOUSING
CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of July 30, 2010, by and among WALKER & DUNLOP, LLC (the “Borrower”), BANK OF AMERICA, N.A., as credit agent (the “Credit Agent”), and the lenders party hereto (the “Lenders”). Capitalized terms used herein without definition have the meanings specified therefor in that certain Amended and Restated Warehousing Credit and Security Agreement dated as of October 15, 2009, among the Borrower, Green Park Financial Limited Partnership, the Credit Agent, and the Lenders (as amended to date, the “Loan Agreement”).

RECITALS

The Borrower, the Credit Agent, and the Lenders desire to amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendment. Subject to the satisfaction or waiver of the conditions set forth in Section 3 hereof, effective as of June 30, 2010, the Loan Agreement is here by amended by deleting Section 8.10 thereof in its entirety and replacing it with the following:

“8.10  Servicing Delinquencies

Permit (i) the aggregate unpaid principal amount of Fannie Mae DUS Mortgage Loans comprising W&D’s Servicing Portfolio which are sixty (60) or more days past due or otherwise in default at any time to exceed two percent (2%) of the aggregate unpaid principal balance of all Fannie Mae DUS Mortgage Loans comprising W&D’s Servicing Portfolios at such time, or (ii) the aggregate unpaid principal amount of At Risk Mortgage Loans comprising W&D’s Servicing Portfolio which are sixty (60) or more days past due or otherwise in default to increase from the last day of a Fiscal Quarter to the last day of the following Fiscal Quarter (with each such last day of each such following Fiscal Quarter being referred to herein as a “Measurement Date”) by more than (x) with respect to Measurement Dates occurring prior to June 30, 2010, one-half percent (0.5%), and (y) with respect to Measurement Dates occurring on and after June 30, 2010, one percent (1.0%).”

2.           Acknowledgments by Borrower. The Borrower acknowledges, confirms and agrees that:

(a)           This Amendment is a Loan Document, and all references in any Loan Document to the Borrower’s Obligations shall mean and include the Obligations as amended by this Amendment.

(b)           Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and the Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents, and (y) represents and warrants that:

(i)              After giving effect to this Amendment, no Default or Event of Default exists as of the date the Borrower executes this Amendment, nor will a Default or Event of Default exist as of the Effective Date.

(ii)             The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, and will be true and correct as of the Effective Date, except as to (1) matters which speak to a specific date, and (2) changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

(iii)            The Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering on behalf of the Borrower this Amendment is duly authorized to do so.

(iv)            This Amendment has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(c)           The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Credit Agent and the Lenders in connection with this Amendment.

(d)           The Borrower acknowledges that it has no defenses, set offs or counterclaims with respect to any of its obligations to the Credit Agent or the Lenders, and hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof and as of the Effective Date against the Credit Agent or any Lender, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Loan Agreement or the administration thereof or the obligations created thereby (including pursuant to this Amendment).

3.             Conditions Precedent. This Amendment shall be effective upon the satisfaction by the Borrower of, or written waiver by the Credit Agent and the Lenders of, the following conditions and any other conditions set forth in this Amendment, by no later than 4:00 p.m. (Boston time) on the date of this Amendment, as such time and date may be extended in writing by the Credit Agent and the Lenders, in their sole discretion (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Amendment and all related documents shall be null and void at the option of the Credit Agent and the Lenders:

(a)           Delivery by the Borrower to the Credit Agent and each Lender of the following:

(i)           This Amendment, duly executed by the Borrower, the Credit Agent and each Lender.

(ii)          Such other documents as the Credit Agent or any Lender reasonably may require, duly executed and delivered.

(b)           The Borrower shall have paid to the Credit Agent, for the account of the Lenders to be shared equally by the Lenders, a non-refundable, fully earned amendment fee in the amount of $10,000.00.

(c)           No Default or Event of Default shall have occurred and be continuing.

(d)           In addition to all other expense payment and reimbursement obligations of the Borrower under the Loan Agreement and other Loan Documents, the Borrower will, promptly following its receipt of an appropriate invoice therefor, pay or reimburse the Credit Agent and each Lender for all of their respective reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred in connection with the preparation of this Amendment and any other documents in connection herewith and the matters addressed in and contemplated by this Amendment.

4.           Miscellaneous.

(a)           This Amendment shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(b)         This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party, upon request.

(c)          This Amendment constitutes the complete agreement among the Borrower, the Credit Agent, and the Lenders with respect to the subject matter of this Amendment and supersedes all prior agreements and understanding relating to the subject matter of this Amendment, and may not be modified, altered, or amended except in accordance with the Loan Agreement.

(d)                                 Time is of the essence with respect to all aspects of this Amendment.

[Remainder of page intentionally left blank]

Executed as a sealed instrument as of the date first above written.

WALKER & DUNLOP, LLC

By	/s/ William M. Walker
Name:	William M. Walker
Title:	President & CEO

BANK OF AMERICA, N.A., as Credit Agent and a Lender

By	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

TD BANK, N.A., as a Lender

By	/s/ Brian R. Mundy
Name:	Brian R. Mundy
Title:	Senior Vice President

Signature page to Third Amendment